Garrison Capital Inc. Receives “Green Light” Letter from the U.S. Small Business Administration

NEW YORK, NEW YORK – May 29, 2014 – Garrison Capital Inc., a business development company (NASDAQ: GARS), today announced that the U.S. Small Business Administration ("SBA") has issued a "green light" letter inviting Garrison Capital Inc. to proceed with an application to obtain a license to form and operate a Small Business Investment Company ("SBIC") subsidiary. If approved, an SBIC license would be expected to provide Garrison Capital Inc. with an incremental source of long-term financing.

Receipt of a green light letter from the SBA does not assure an applicant that the SBA will ultimately issue an SBIC license and Garrison Capital Inc. has received no assurance or indication from the SBA that it will receive an SBIC license, or of the timeframe in which it would receive a license, should one ultimately be granted.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007 by Steven Stuart and Joseph Tansey. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.

Brian Chase

www.garrisoncapitalbdc.com

(212) 372-9590